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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 19, 1999 relating to the financial statements of Krispy Kreme Doughnut Corporation and our report dated December 3, 1999 relating to the balance sheet of Krispy Kreme Doughnuts, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
December 14, 1999